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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 27, 2003



                            METRO-GOLDWYN-MAYER INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                      1-13481               95-4605850
   (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)



            10250 Constellation Boulevard, Los Angeles, CA 90067-6241
               (Address of Principal Executive Offices) (Zip Code)



                                 (310) 449-3000
              (Registrant's Telephone Number, Including Area Code)



                  2500 Broadway Street, Santa Monica, CA 90404
          (Former Name or Former Address, if Changed Since Last Report)

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     This Amendment No. 1 is being filed to (i) change the disclosure contained in this Current Report on Form 8-K, originally filed on July 2, 2003, from Item 5 to Item 9, (ii) supplement the disclosure contained herein and (iii) add
Exhibit 2.1, to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Statements and Exhibits

       (c) Exhibit

          2.1 Purchase Agreement, dated June 27, 2003, by and among Rainbow Media Holdings, Inc., American Movie Classics III Holding Corporation, American Movie Classics IV Holding Corporation, IFC II Holding Corporation, IFC III Holding Corporation, Metro-Goldwyn-Mayer Inc. ("MGM"), MGM Networks U.S. Inc. and Cablevision Systems Corporation ("Cablevision").

     Exhibit E to the Purchase Agreement consists of the Film Rights Agreement, the Retrofit Agreement and the Retrofit Side Letter to be entered into between affiliates of MGM, on the one hand, and affiliates of Cablevision, on the other hand, in connection with the closing contemplated by the Purchase Agreement. MGM hereby agrees to furnish supplementally a copy of this Exhibit E to the Securities and Exchange Commission upon request.

Item 9. Regulation FD Disclosure

     On June 27, 2003, MGM, Cablevision and other parties named therein entered into a purchase agreement pursuant to which MGM agreed to sell and Cablevision agreed to purchase (i) MGM's 20% interest in American Movie Classics Company, a New York general partnership, which is the owner of the programming channels American Movie Classics and WE: Women's Entertainment and (ii) MGM's 20% interest in The Independent Film Channel LLC, a Delaware limited liability company, which is the owner of the programming channel The Independent Film Channel. On June 30, 2003, MGM and Cablevision issued separate press releases regarding the transaction. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Metro-Goldwyn-Mayer Inc.

                                                /s/ Jay Rakow
                                         ---------------------------------
Date: July 15, 2003                      By:    Jay Rakow
                                         Title: Senior Executive Vice President
                                                  and General Counsel

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